Exhibit 8.2

[S&C LETTERHEAD]

April 27 2016

FirstMerit Corporation

III Cascade Plaza,

Akron, Ohio 44308.

Ladies and Gentlemen:

We have acted as counsel to FirstMerit Corporation, an Ohio corporation (“FirstMerit”), in connection with the planned mergers pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of January 25, 2016, by and between Huntington Bancshares Incorporated, a Maryland Corporation (“Huntington”), FirstMerit and West Subsidiary Corporation, an Ohio corporation and a direct, wholly owned subsidiary of Huntington (“Merger Sub”). The Merger Agreement provides (i) Merger Sub will be merged with and into FirstMerit, with FirstMerit surviving (the “Merger”) and (ii) as soon as reasonably practicable following the Merger, FirstMerit will be merged with and into Huntington, with Huntington surviving (the “Second Step Merger” and together with the Merger, the “Mergers”). The Mergers are described in the joint proxy statement/prospectus and other proxy solicitation materials of FirstMerit and Huntington constituting a part thereof (“Joint Proxy Statement/Prospectus”), which is included in the registration statement filed on or about the date hereof on Form S-4 by Huntington (the “Registration Statement”) in connection with the Mergers.

We hereby confirm to you that the statements set forth under the caption “Material U.S. Federal Income Tax Consequences of the Mergers” in the Joint Proxy Statement/Prospectus included in the Registration Statement, in so far as they purport to describe provisions of United States federal income tax law applicable to holders of common stock of FirstMerit that exchange their common stock of FirstMerit for cash and common stock of Huntington and subject to the qualifications stated therein, represent our opinion.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ SULLIVAN & CROMWELL LLP